AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2016

File No. 001-37734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Vertiv Co.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1738541
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1050 Dearborn Drive Columbus, Ohio	43085-1544 (Zip Code)
(Address of Principal Executive Offices)

(800) 860-1434 (Registrant’s telephone number, including area code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer ☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Vertiv Co. (“Vertiv”)

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained in the sections “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained in the section “Business—Our Organization—Operations and Facilities” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the section “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained in the sections “Compensation Discussion and Analysis” and “Management” of the information statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained in the sections “The Separation—Agreements with Emerson,” “Certain Relationships and Related Party Transactions” and “Management” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained in the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained in the section “Description of Capital Stock—Distributions of Securities” of the information statement. That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the section “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a)    Financial Statements

The information required by this item is contained in the section “Index to Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

(b)    Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Title
2.1	Form of Separation and Distribution Agreement between Emerson Electric Co. and Vertiv Co.
3.1	Form of Amended and Restated Certificate of Incorporation of Vertiv Co.
3.2	Form of Amended and Restated Bylaws of Vertiv Co.
10.1	Form of Tax Matters Agreement between Emerson Electric Co. and Vertiv Co.
10.2	Form of Transition Services Agreement between Emerson Electric Co. and Vertiv Co.
10.3	Form of Employee Matters Agreement between Emerson Electric Co. and Vertiv Co.
10.4	Form of Intellectual Property Cross License Agreement between Emerson Electric Co., Vertiv Co. and [●]
10.5*	Form of Special Cash Program Award between Emerson Electric Co. and the Named Executive Officers of Vertiv Co.
10.6*	Completion Letter, dated October 13, 2015, between Emerson Electric Co. and D. S. Barbour
10.7*	Completion Letter, dated August 25, 2015, between Emerson Electric Co. and M. S. Dean
10.8*	Completion Letter, dated August 25, 2015, between Emerson Electric Co. and S. H. Liang
10.9	Form of Trademark License Agreement between Automatic Switch Company, ASCO Controls L.P. and [●]
21.1*	Subsidiaries of the Registrant
99.1	Preliminary Information Statement dated June 17, 2016

*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VERTIV CO.

By:	/s/ D. S. Barbour
Name: D. S. Barbour Title: President and Chief Executive Officer

Date: June 17, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title
2.1	Form of Separation and Distribution Agreement between Emerson Electric Co. and Vertiv Co.
3.1	Form of Amended and Restated Certificate of Incorporation of Vertiv Co.
3.2	Form of Amended and Restated Bylaws of Vertiv Co.
10.1	Form of Tax Matters Agreement between Emerson Electric Co. and Vertiv Co.
10.2	Form of Transition Services Agreement between Emerson Electric Co. and Vertiv Co.
10.3	Form of Employee Matters Agreement between Emerson Electric Co. and Vertiv Co.
10.4	Form of Intellectual Property Cross License Agreement between Emerson Electric Co., Vertiv Co. and [●]
10.5*	Form of Special Cash Program Award between Emerson Electric Co. and the Named Executive Officers of Vertiv Co.
10.6*	Completion Letter, dated October 13, 2015, between Emerson Electric Co. and D. S. Barbour
10.7*	Completion Letter, dated August 25, 2015, between Emerson Electric Co. and M. S. Dean
10.8*	Completion Letter, dated August 25, 2015, between Emerson Electric Co. and S. H. Liang
10.9	Form of Trademark License Agreement between Automatic Switch Company, ASCO Controls L.P. and [●]
21.1*	Subsidiaries of the Registrant
99.1	Preliminary Information Statement dated June 17, 2016

* To be filed by amendment.